Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:	Carol Knies, 404.459.7653, cknies@homebanc.com
MEDIA CONTACT:	Mark Scott, 404.459.7452, mscott@homebanc.com

HOMEBANC CORP. ANNOUNCES COMPLETION OF PUBLIC OFFERING

OF APPROXIMATELY $980 MILLION OF MORTGAGE BACKED SECURITIES

ATLANTA, June 1, 2005, – HomeBanc Corp. (NYSE : HMB) (“HomeBanc” or the “Company”) announced today the completion on May 27, 2005, of a public offering through HomeBanc Mortgage Trust 2005-3 (the “Trust “) of approximately $980 million of sequential-pay notes (the “Notes”) backed by adjustable rate, residential first and second mortgage loans. The approximate amount of each class of Notes offered to the public, together with the interest rate and credit ratings for each class granted by Moody’s and S&P, respectively, are set forth below:

Class	Approximate Principal Amount	Interest Rate Formula (all 1-Month LIBOR)	Ratings by Moody’s / S&P
A-1	$831,908,000	LIBOR plus 0.24%	Aaa / AAA
A-2	$98,567,000	LIBOR plus 0.31%	Aaa / AAA
M-1	$16,264,000	LIBOR plus 0.44%	Aa1 / AA+
M-2	$7,393,000	LIBOR plus 0.46%	Aa2 / AA
M-3	$5,421,000	LIBOR plus 0.51%	Aa3 / AA-
M-4	$9,857,000	LIBOR plus 0.67%	A2 / A
M-5	$10,350,000	LIBOR plus 1.23%	Baa2 / BBB

HMB Acceptance Corp., a HomeBanc subsidiary, retained approximately $7.3 million of Class M-5 notes, and $5.9 million of Class B notes, as well as a certificate representing all of the equity in the Trust. The Trust will be classified as a taxable mortgage pool for federal income tax purposes, and as a result, a portion of the residual income that is derived from HomeBanc’s interest in the Trust will be treated as excess inclusion income.

The Trust includes approximately $985 million of adjustable rate, residential first and second mortgage loans originated by HomeBanc’s subsidiary, HomeBanc Mortgage Corporation. Substantially all of the mortgage loans provide for the payment of interest only for a period of up to ten years, and in some cases after an initial fixed rate period of six months or three, five or seven years, based on the six-month LIBOR rate plus a margin.

HomeBanc will treat the Notes issued by the Trust and held by the public as debt for federal income tax purposes.

The Notes were sold by Bear Stearns & Co. Inc. and KeyBanc Capital Markets, as underwriters.

Patrick S. Flood, HomeBanc Corp.’s chairman and chief executive officer, commented, “Public offerings of mortgage backed securities have proven to be the most efficient means of match-funding for our prime, adjustable rate mortgage loans. Our execution of these transactions continues to exceed our expectations for improved debt financing.”

Kevin D. Race, HomeBanc’s president, chief operating officer and chief financial officer, stated, “We are extremely pleased with the results of the third transaction completed under HomeBanc’s securitization program this year. The continued lowering of our funding costs is consistent with our expectations for our securitization platform. With the completion of this transaction, our investment portfolio is over 90% securitized with lower cost debt.”

HomeBanc Corp. is the parent company of HomeBanc Mortgage Corporation, a mortgage banking company that focuses on originating purchase money residential mortgage loans in the southeast United States. For more information about HomeBanc Corp., HomeBanc Mortgage Corporation or the Company’s mortgage products, contact HomeBanc at www.homebanc.com.

This press release may include forward-looking statements within the meaning and subject to the protection of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including statements regarding the timing and size of the Company’s individual future securitization transactions. Such forward-looking statements are based on information presently available to the Company’s management and are subject to various risks and uncertainties, including, without limitation, those described in the Company’s SEC reports and filings under “Special Cautionary Notice Regarding Forward Looking Statements” and “Risk Factors.” You should not place undue reliance on forward-looking statements, since the statements speak only as of the date that they are made. The Company has no obligation and does not undertake to publicly update, revise or correct any of the forward-looking statements after the date of this press release, or after the respective dates on which such statements otherwise are made, whether as a result of new information, future events or otherwise.

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